Kyle L. Tingle CPA, LLC
PERSONAL FINANCIAL PLANNING, BUSINESS SERVICES & TAX PLANNING

April 16, 2006

To Whom It May Concern:

The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of their report dated April 13, 2006 accompanying the audited financial statements of Mosaic Nutriceuticals, Inc. as of December 31, 2005, in the Annual Report on Form 10-KSB, with the U.S. Securities and Exchange Commission, and to our reference to the Firm under the caption "Experts."

Very truly yours,

Kyle L. Tingle, CPA, LLC

Kyle L. Tingle
Kyle L. Tingle, CPA, LLC

P.O. BOX 50329 HENDERSON, NEVADA 89016 PHONE: (702) 450-2200 FAX: (702) 436-4218
E-MAIL: ktingle@kyletinglecpa.com